EXHIBIT 10.4


                   GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES INC
                              EMPLOYMENT AGREEMENT

1        Recitals
1. This Agreement is made this 1st day of January 2002 and between: Global Entertainment Holdings/Equities Inc (hereinafter referred to as "GAMM") and Bryan Abboud, hereinafter referred to as "the Employee").
2. WHEREAS, GAMM is presently engaged in the business of providing information, software and entertainment services to clients and licensees. Such services may or may not involve fiduciary responsibilities and can vary widely in scope depending on each client's particular circumstances; and,
3. WHEREAS, GAMM desires the Employee to provide services to assist in completing various duties and provide related services for GAMM on a basis which meets GAMM's high standards for quality and timeliness and service as provided herein (Exhibit C). These services will be subject to augmentation and modification at the sole discretion of GAMM during the term of this Agreement.
4. WHEREAS, in return for the Employee's services, GAMM agrees to compensate the Employee as provided herein (Exhibit B), as follows:
2    Basic Agreement
5. The basic nature of this relationship is that of an employer and an employee. The parties acknowledge the accuracy of the matters referenced in the Recitals paragraphs 1 - 4 (above) of this Agreement.
6. This Agreement shall become effective on the date and year set forth above and is terminable by both parties in accord to the Termination section below.
..1   THE EMPLOYEE'S REPRESENTATIONS
7. The Employee represents that he/she is qualified to perform the duties and services set forth in Exhibit C.

 8. Employee agrees to complete all projects assigned under this Agreement in a manner consistent with GAMM's specifications while observing standards as to quality, timeliness and other policies as defined by GAMM. Such standards and policies are subject to change by GAMM from time to time.

..1   NON-COMPETITION
9. Employee agrees that during the period of employment, Employee shall devote his or her full-time efforts to his or her duties as an employee. During the period of employment, and for a one year period after termination of the contract, Employee further agrees not to (i) solely or jointly with others undertake or join any planning for or organization of any business activity competitive with the business activities of GAMM, or (ii) directly or indirectly, engage or participate in any other activities in conflict with the best interests of GAMM for the duration of this contract.
..2   THE EMPLOYEE'S COVENANTS AND WARRANTIES

The Employee covenants, agrees, and represents as follows:

10. The Employee will perform his/her work at all times to the best of his/her ability consciously and expeditiously at those locations set by GAMM. Employee will conduct himself or herself in a manner consistent with GAMM's standards for network etiquette, and system security and protocol. At no time shall the Employee contact, access, alter, or tamper with GAMM's clients or GAMM's files, directories or systems other than those required for the given task(s) at hand.

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11.  As a material term and condition of his/her employment, Employee agrees to execute and fully comply with the "Non-Disclosure Agreement attached hereto as Exhibit A."
12. The Employee will render to GAMM at regular, frequent intervals reports and accounting of the status and progress of his/her work and explanations of the amounts thereof. It is understood and agreed by the Employee that all work papers generated, as well as copies of same, are the property of GAMM, and shall be returned to GAMM upon the earlier of GAMM's demand or upon termination of the term of this Agreement.
..A   Termination
13. Upon termination, GAMM shall promptly pay Employee all compensation or fees earned or otherwise due through the date of termination consistent with Exhibit B.
14. If terminated for any reason whatsoever before March 2003, Employee will be granted one full year salary and one 100% on target bonus as a severance payment.
15. If terminated without cause at any time throughout this contract or the Employee's termination is a result of a change in control, Employee will be granted one full year salary and one full year 100% on target bonus as a severance payment.
..3   MISCELLANEOUS PROVISIONS
16. Employee agrees that all products, goods, trade secrets, confidential information, and works of authorship arising out of or resulting from, or in connection with, the services provided by Employee to GAMM under this Agreement (the "Products"), are works made for hire and shall be the sole and exclusive property of GAMM. Employee hereby agrees to disclose, transfer, and assign to GAMM any and all right, title and interest in the Products, in whatever form, including all worldwide copyrights, patents, and trade secret and confidential and proprietary rights and agrees to assist GAMM in obtaining patents, copyrights and any other available legal protection for the Products.
17. Services required of Employee under this Agreement shall be performed in a diligent and competent manner and shall be subject to review and inspection by GAMM through his/her designated agents at all reasonable times.
18. The failure of GAMM at any time to insist upon a strict performance of any of the terms, conditions and covenants herein shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained.
19. This Agreement contains all the terms and conditions agreed upon by the parties hereto and there are no other agreements, oral or otherwise, between the parties regarding the subject matter of this Agreement. No alterations, changes, modifications or variations of this Agreement or the terms thereof shall be valid unless made in writing and signed by both of the parties hereto or their duly authorized representatives.
20. This Agreement shall be construed and enforced in accordance with the laws of Florida. Provisions Severable: In case any one or more provisions of this Agreement, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.
21. Headings set forth herein are for the convenience of the parties only and are not a part of the Agreement.

22. Notices: All notices herein shall be in writing. Notices shall be delivered personally or by mail, postage prepaid, to the respective addresses noted below. Any notice sent by mail, postage prepaid, which is not also personally served will be deemed received three (3) days after it is mailed. Each party may designate a new address for purposes of this Agreement by notice to the other party.



Address of GAMM:                                    Address of Employee:

501 Brickell Key Drive, Suite 03                    888 Brickell Key Drive 1611

Miami FL33131                                       Miami FL33131


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This Agreement shall be binding on the heirs, successors and assigns of each party hereto. However, it is understood that no assignment of this Agreement shall be made by either party without the written consent of the other.

23. Any controversy or claim (other than claims for preliminary injunctive relief or other pre-judgment or equitable remedies) arising our of or relating to this Agreement, including any controversy or claim as to the arbitrability of any controversy or claim and any claim for rescission, shall be settled by binding arbitration in Florida, before an arbitrator selected by the local chamber of commerce. Should the local chamber of commerce refuse to select an arbitrator, the local court shall be authorized to do so. Any judgment or award rendered in such arbitration may be entered in any court having proper jurisdiction thereof. Each party shall bear its own cost of said arbitration.

     BOTH PARTIES HAVE READ AND UNDERSTAND THIS SECTION 22, WHICH DISCUSSES ARBITRATION. THE PARTIES UNDERSTAND THAT BY SIGNING THIS AGREEMENT, THEY AGREE TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EACH PARTIES' RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN EMPLOYEE AND GAMM.
24. Merger: This Agreement supersedes any and all other agreements whether written or oral.

IN WITNESS WHEREOF, THE PARTIES BELOW HAVE ENTERED INTO THIS AGREEMENT EFFECTIVE THE DATE FIRST SET FORTH ABOVE.




Employee                                                Date




GAMM                                                    Date








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                   GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES INC
                            Non-Disclosure Agreement


RECITALS:

I. It is acknowledged that Global Entertainment Holdings/Equities Inc ("GAMM") wishes to disclose to Bryan Abboud ("the Employee") certain of its Confidential Information.

II.  Such Confidential Information is extremely valuable to GAMM

III. GAMM and the Employee hereby set forth their understanding with respect to such Confidential Information.

1. THEREFORE, in consideration of allowing the Employee access to such Confidential Information, it is agreed as follows:

2. Definition of Confidential Information - As used herein, the term "Confidential Information" is to be broadly defined and includes, but is not limited to, (a) inventions, mask works, ideas, trade secrets, processes, techniques, formulas, documentation, source and object code, data, programs, know-how, flowcharts, diagrams, drawings, models, specifications, improvements, discoveries, developments, designs, and other works of authorship, (collectively referred to as "Inventions"), whether patented or registered for trademark or copyright protections, if any, (b) information regarding marketing, sales, licensing, accounting, product or business development, competitive analyses, unpublished financial statements, budgets, forecasts, prices, costs, business plans, research and development plans, clients, customers, suppliers, and employees, and (c) any other information of the type which GAMM or any of its affiliated companies has a legal obligation to keep confidential or which GAMM or any of its affiliated companies treats, mark or designate as confidential or proprietary, whether or not owned or developed by GAMM or its affiliated companies. The restrictions contained in this section shall not apply to any Confidential Information that (a) in its entirety is a matter of public knowledge, (b) is independently developed by a person not a party to this Agreement without the use, directly or indirectly, of Information, or (c) is required to be disclosed by law or the order of any court or governmental agency, or in any litigation or similar proceeding; provided that prior to making any such required disclosure, Employee shall notify GAMM within sufficient time to permit GAMM to seek an appropriate protective order.

3. OWNERSHIP- The Employee acknowledges that all Confidential Information of GAMM is and shall continue to be the exclusive property of GAMM, whether or not disclosed to or entrusted by GAMM to the Employee in connection with this Agreement.

4. ACKNOWLEDGMENT OF IRREPARABLE HARM- The Employee acknowledges that any disclosure of Confidential Information he/she might make will cause GAMM irreparable harm.

5. COVENANT OF NON-DISCLOSURE- The Employee agrees not to disclose Confidential Information of GAMM, directly or indirectly, under any circumstances or by any other means, to any third person without the express written consent of GAMM. In the event that the Employee is required by interrogatories, requests for information or documents, subpoenas, Civil Investigative Demand or similar process to disclose the Confidential Information or any other information the disclosure of which is restricted by the terms of this Agreement, the Employee required to make such disclosure shall provide GAMM with prompt prior written notice of such requirement so that GAMM may seek an appropriate protective order. If in the absence of a protective order, the Employee is nonetheless, in the written opinion of his/her counsel, required by law to disclose Confidential Information or other information concerning the existing or prospective business relationship between GAMM and the Employee, disclosure may be made only as to that portion of the Confidential Information or such other information which the Employee is seeking to disclose as advised in writing by counsel is legally required to be disclosed. The Employee will exercise his/her best efforts to obtain assurance that confidential treatment will be accorded such Confidential Information.

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6.   COVENANT OF NONUSE- The Employee agrees that Confidential Information is provided only for business purposes. The Employee agrees not to copy, transmit, summarize, publish or make any commercial or other use whatsoever of Confidential Information of GAMM, without the express written consent of GAMM.

7. SAFEGUARD OF CONFIDENTIAL INFORMATION- The Employee agrees to exercise the highest degree of care in safeguarding Confidential Information of GAMM against loss, theft, or other inadvertent disclosure and agrees generally to take all steps necessary to ensure maintenance of confidentiality.

8. RETURN OF DOCUMENTS- Should the business relationship between GAMM and the Employee for any reason or upon written request by either party be terminated, the Employee agrees to return to GAMM all records, notes, drawings, or other documents of any sort, including any copies thereof, that contain Confidential Information of GAMM.

9. EXCLUSIONS- This Agreement shall not apply to information that is or hereafter becomes part of the public domain through no fault of the Employee.
10. The Employee acknowledges that breach of this Agreement will cause irreparable harm to GAMM and in that event, in addition to other remedies provided by applicable law, GAMM will be entitled to immediate issuance of a temporary restraining order or preliminary injunction enforcing this Agreement. Employee hereby waives the requirement of the posting of a bond.
11. NON-WAIVER; SURVIVAL OF CONVENANTS- The waiver of GAMM of a breach of any provision of this Agreement shall not operate or be construed as the waiver of subsequent breach.

12. BINDING EFFECT- This Agreement shall be binding upon and shall inure to the benefit of GAMM, its heirs, successors, and assigns.

13. SEVERABLITY- If any provision of this Agreement is invalid or incapable of enforcement, for any reason, all other provisions shall remain in full force and effect, it being the Employee's intention that his/her conduct and obligations be governed, so far as possible, by this Agreement. No provision or part thereof shall be deemed dependent on any other part or provision, unless so expressed.

14. DISPUTES - In any litigation arising out of this Agreement, GAMM will be entitled to recover all reasonable expenses of litigation, including attorney's fees at trial and on any appeal or petition for review. The rights and obligations under this Agreement shall in all respects be governed by the laws of the State of Florida and venue in any legal action shall exist exclusively in the courts of Florida.

15. DURATION- The obligations set forth in this Agreement will continue for so long as the Employee possesses Confidential Information of the other party.

ENTIRE AGREEMENT - THE EMPLOYEE HAS READ AND UNDERSTOOD THIS AGREEMENT AND AGREES TO BE BOUND BY THE TERMS HEREOF. THIS DOCUMENT IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN GAMM AND THE EMPLOYEE AS TO THIS SUBJECT MATTER AND SUPERSEDES ALL PRIOR OR CONTEMPORANEOUS ORAL OR WRITTEN AGREEMENTS OR OTHER COMMUNICATIONS BETWEEN GAMM AND THE EMPLOYEE WITH RESPECT TO THE SUBJECT MATTER HEREOF. THIS AGREEMENT MAY NOT BE EXPLAINED OR SUPPLEMENTED BY A PRIOR OR EXISTING COURSE OF DEALING BY ANY USAGE OF TRADE OR CUSTOM, OR BY ANY PRIOR PERFORMANCE ON BEHALF OF THE PARTIES PURSUANT TO THIS AGREEMENT OR OTHERWISE.

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                                    EXHIBIT B
                              COMPENSATION PACKAGE


1. Gross Salary per month shall be US$13,000 payable monthly in arrears.

2. Employee will receive 4 weeks paid vacation per annum, plus three floating US holidays.

3. GAMM will cover the cost of an agreed upon health insurance scheme.

4. A bonus structure also operates under the terms of this contract. The purpose of this detailed bonus structure is to provide balanced performance measurement against major business targets, with emphasis placed on those targets most important. Significant additional income may be earned under the terms of the scheme, provided given targets being achieved.


   Major components:

      1. A bonus cash base that will be paid if all business objectives are met at target level on a quarterly basis. The HR and Finance Managers will assess the performance from a cumulative, weighted average perspective with a submission to the Board of Directors quarterly for a bonus allocation.

      2. A series of annual business objectives as set out in the spreadsheet attached as Exhibit C. Each business factor has a value of `1', therefore, if the target is met precisely then the impact on the bonus will be 1 times the weighting factor (see 3 below).

      3. A weighting factor for each business objective - being a number that establishes the relative importance of one business objective in relation to the others. This is a numeric value applied to each objective.

      4. A target of achievement for each business objective - always a numeric value

      5. Multiplier factors for each business objective - modify the calculation based on actual performance times the achievement target. This operates in two ways:

         a) an uplift factor which increases the weighting factor by an amount for a defined incremental increase in achieving the target, ig, increase the actual weight by 0.25 for ever $50,000 of additional profit

         b) a reduction factor which decreases the weighting factor for an increment of the target below the objective, eg, subtract 0.25 from the weight for each $50,000 of profit below the yearly objective.

      6. The major new developments business objective will be defined as horse racing, poker, remote installation project, the downloadable casino, or new casino games (one game equals .25 points). If other items fit into this category, they will be dealt with on a case-by-case basis.

      7. The profit business objective will not include extraordinary loss items which occur outside of the normal lines of business.


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                                    EXHIBIT C
                             BONUS STRUCTURE DETAILS














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                                    EXHIBIT D
                              JOB RESPONSIBILITIES

                CEO - GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES INC
                  PRESIDENT - INTERACTIVE GAMING & WAGERING NV

3   SALES, MARKETING (25%)
      o  Oversee and maintain sales process after lead becomes an opportunity
      o Meeting with potential clients and developing solutions through proposal creation according to clients' needs, desires including pricing
      o  Trade show evaluation / participation

Management (24%)

      o  Having formal agenda-based strategy, planning and review meetings with the following persons: Nancy, Nicky, Sergio, Kimberly, Todd, James
      o  Having unplanned meetings with, delegating to, solving problems with, developing post-sales implementation with the above persons

Strategy & implementing through Business Development (20%)

      o Create, maintain and deliver company strategy throughout the organization
      o This will include: working with new casino and sportsbook development direction, aligning the company with strategic partners, M&A
      o Maintain current Executive summaries for managerial dissemination quarterly

Finance (12%)
      o Balancing cash flow and resource allocation - make decisions on what we can and cannot spend where
      o Raising additional funds. Meeting with investors, communicating our strategic direction, selling them on the management, software services, etc.
      o  Creating and meeting budget proformas
o        Evaluating how to cut costs or increase revenue to stay in line

Investor / Public / Shareholder Relations (10%)
      o Create, develop and maintain relationship with shareholders through Communications Strategy
      o Ensure accurate and timely information is regularly disseminated to the current shareholder base and
      o  Key press contact in response to article or radio interviews
      o  Approve and review press releases about newsworthy events company wide
      o  Speaker at conferences

Other (5%)
      o Board member of the IGC - involvement in offline subcommittees to resolve industry wide issues
      o Other email correspondence that does not fall under the above categories

Legal (4%)
      o  Liaise with all corporate and gaming attorneys
      o  Interaction with SEC attorney on an as needed basis


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